Filed Pursuant to Rule 424(b)(5)
Registration No. 333-206026

Prospectus supplement

(To Prospectus dated August 17, 2015)

4,444,445 Shares

Ordinary shares

We are offering 4,444,445 ordinary shares of no par value per share. Our ordinary shares are listed on The NASDAQ Global Market under the symbol “QTNT.”

We are an emerging growth company under the federal securities laws and are subject to reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk factors” beginning on page S-13 of this prospectus supplement and under the heading “Risk Factors” beginning on page 15 of our annual report on Form 10-K for the fiscal year ended March 31, 2015.

	Per Share	Total

Public offering price	$9.00	$40,000,000

Underwriting discounts and commissions(1)	$0.54	$2,400,000

Proceeds, before expenses, to us	$8.46	$37,600,000

(1)	See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.

We have granted the underwriter the option to purchase up to an additional 666,666 ordinary shares from us at the public offering price less underwriting discounts and commissions. The underwriter can exercise this option at any time within 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to investors on February 10, 2016.

J.P. Morgan

February 4, 2016.

About this prospectus supplement

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where you can find more information.” These documents contain information you should carefully consider when deciding whether to invest in our ordinary shares.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We have not, and the underwriter has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriter has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit either to the registration statement of which the accompanying prospectus is a part or any document incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant made to you or for your benefit. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Our trademark portfolio includes both United States and foreign trademark registrations and pending United States and foreign trademark applications. Other trademarks or trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and the documents incorporated by reference herein and therein are generally referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Certain market and industry data and forecasts included in or incorporated by reference in this prospectus supplement and the accompanying prospectus were obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. We did not fund and are not otherwise affiliated with the third party sources that we cite. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we are not aware of any misstatements regarding the market or industry data presented or incorporated by reference in this prospectus supplement and the accompanying prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those described under the heading “Risk factors” beginning on page S-13 of this prospectus supplement and under the heading “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated by reference in this prospectus supplement. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Forward-looking statements.”

Our fiscal year ends on March 31. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended March 31 of that year. For example, references to “fiscal 2015” refer to the twelve months ended March 31, 2015. Any reference to a year not preceded by “fiscal” refers to a calendar year.

For investors outside of the United States:    We have not done anything that would permit possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

Prospectus supplement summary

This prospectus supplement summary highlights certain information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference herein and therein. However, as this is a summary, it does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You are encouraged to carefully read this entire prospectus supplement, the accompanying prospectus, together with all documents incorporated by reference herein and therein, and any related free writing prospectus, including the information provided under the heading “Risk factors” in this prospectus supplement and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated by reference into this prospectus supplement, and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes in each of our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our Quarterly Report on Form 10-Q for the period ended September 30, 2015, which is also incorporated by reference into this prospectus supplement.

Unless the context requires otherwise, references in this prospectus supplement to “Quotient,” the “Company,” “we,” “us” and “our” refer to Quotient Limited and its consolidated subsidiaries.

Overview

We are a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. Our initial focus is on blood grouping and donor disease screening, which is commonly referred to as transfusion diagnostics. Blood grouping involves specific procedures performed at donor or patient testing laboratories to characterize blood, which includes antigen typing and antibody identification. Disease screening involves the screening of donor blood for unwanted pathogens using two different methods, a serological approach (testing for specific antigens or antibodies) and a molecular approach (testing for nucleic acid).

We have over 30 years of experience developing, manufacturing and commercializing conventional reagent products used for blood grouping within the global transfusion diagnostics market. We are developing MosaiQ™, our proprietary technology platform, to better address the needs of this large and established market. MosaiQ™ will initially comprise two separate consumables, one for blood grouping and one for serological disease screening, and a high-throughput instrument. We are also developing a third consumable for nucleic acid testing. We believe MosaiQ™ has the potential to transform transfusion diagnostics, significantly reducing the cost of blood grouping in a donor or patient testing environment, while improving patient outcomes.

We have designed MosaiQ™ to offer a breadth of diagnostic tests that is unmatched by existing commercially available transfusion diagnostic instrument platforms. Time to result for MosaiQ™ will be significantly quicker than existing methods for extended antigen typing and antibody identification and is expected to be equivalent to the time to result for current instrument platforms performing basic antigen typing. We believe that customer adoption of MosaiQ™ will lead to improved patient outcomes through better and easier matching of donor and patient blood, given cost-effective extended antigen typing offered by MosaiQ™. Improved patient outcomes using MosaiQ™ include the potential for reduced incidence of alloimmunization, where the patient develops antibodies to foreign antigens introduced to the body through transfused blood. MosaiQ™ will offer the opportunity for substantial cost savings and a range of operational efficiencies for donor and patient testing laboratories, including:

•	comprehensive characterization of donor or patient blood, eliminating the need for routine manual testing typically undertaken by skilled technicians;

•	simplification of required consumables and testing processes;

•	consolidation of multiple instrument platforms in donor testing laboratories;

•	significant reduction of sample volume requirements;

•	reduction of consumable and reagent waste; and

•	more streamlined processes for matching donor units to patients.

We have designed MosaiQ™ to match the existing performance of automated platforms used by donor testing laboratories for serological disease screening. We also believe the incorporation of nucleic acid testing on MosaiQ™ will offer considerable advantages over existing approaches in use by donor testing laboratories, delivering operational cost savings and a reduced time to result, while also eliminating the need to pool samples.

Our aim is to provide donor testing laboratories with a single instrument platform to be utilized for blood grouping, if applicable, and both serological and molecular disease screening for donated red blood cells and plasma.

We have a proven track record and significant expertise in product development, manufacturing and quality assurance, uniquely tailored to the highly regulated transfusion diagnostics market. We currently derive revenue from a portfolio of products used for blood grouping, as well as whole blood controls used daily for quality assurance testing of third-party blood grouping instruments. We have introduced a range of FDA-licensed products in the United States under the Quotient brand, which we sell directly to donor testing laboratories, hospitals and independent patient testing laboratories. We also develop, manufacture and sell conventional reagent products to original equipment manufacturers, or OEMs, such as Ortho-Clinical Diagnostics, Inc., or Ortho, Bio-Rad Laboratories, Inc. and Grifols S.A.

Recent developments

Distribution and Supply Agreement with Ortho Clinical Diagnostics

On January 29, 2015, we entered into a distribution and supply agreement with Ortho to sell and distribute MosaiQ™ (the Ortho Agreement). Pursuant to the Ortho Agreement, and for an initial term of 20 years, Ortho will exclusively commercialize MosaiQ™ for the global patient testing market (for blood grouping), as well as the donor testing market (for blood grouping and serological disease screening) in territories other than those in which we will commercialize MosaiQ™. We have retained all rights to commercialize MosaiQ™ in North America, Europe and certain Asia-Pacific territories (excluding Japan) for the donor testing market. We will be responsible for the manufacture of all products (instruments, consumables and ancillary products) associated with MosaiQ™ and have retained all other commercial rights to MosaiQ™. Ortho has a right of first offer to the extent we elect to commercialize MosaiQ™ with a third party for an application other than blood grouping.

We expect to sell MosaiQ™ consumables to Ortho under this agreement following receipt of applicable regulatory clearances and approvals for MosaiQ™. Ortho has agreed to pay us certain one-time payments upon the achievement of regulatory and commercial milestones totalling in the aggregate $59 million. These milestones primarily relate to the approval and launch of MosaiQ™ in the United States and the European Union for blood grouping. Ortho has also agreed to reimburse us for the cost of goods sold incurred for MosaiQ™ instruments and associated replacement parts sold to Ortho, as well as the cost of ancillary products sold to Ortho. A transfer price mechanism for MosaiQ™ consumables sold to Ortho has also been established, which will increase as a percentage of net sales based on agreed-upon revenue milestones. In addition, a basis for calculating minimum transfer prices for MosaiQ™ consumables, instruments and ancillary products has also been agreed.

MosaiQ™ project update

MosaiQ™ is at an advanced stage of development and commercial scale-up. Our current efforts are focused on final assay optimization for the blood grouping and serological disease screening applications; continued development of MosaiQ™ for nucleic acid testing; commissioning the initial manufacturing system for MosaiQ™ consumables; and completing development of the MosaiQ™ instrument in collaboration with Stratec Biomedical AG, or STRATEC, our instrument development partner.

The final probe set for the blood grouping consumable has now been defined. We have continued the transfer of individual blood grouping assays to production, which we expect to complete in the second quarter of 2016.

We intend to initially launch MosaiQ™ into the donor testing market with a partial serological disease screening panel comprising assays for the detection of Cytomegalovirus, or CMV, and Syphilis. Following commercial launch, we plan to expand the test menu for serological disease screening to include assays for the detection of Hepatitis B, or HBV, comprising HBV Surface Antigen and HBV Core Antibody; Hepatitis C, or HCV; human immunodeficiency virus, or HIV, comprising HIV Type 1 and HIV Type 2; Human T-Lymphotropic Antibodies, or HTLV; and Chagas disease.

During the fourth quarter of 2015, we commenced development of the remaining assays intended to be included on the serological disease screening panel to detect HBV, HTLV, HCV and Chagas disease and we expect to report preliminary sensitivity and specificity data in the first quarter of 2016. We expect to transfer to production assays for the detection of CMV and Syphilis in the first quarter of 2016 and the remaining serological disease screening assays (HBV, HCV, HIV, HTLV and Chagas disease) in the second half of 2016.

We expect to complete the commissioning of the initial manufacturing system for MosaiQ™ consumables in the first quarter of 2016. Our planned initial manufacturing capacity is expected to be approximately 60 million consumables per year. We plan to manufacture both the MosaiQ™ blood grouping and the initial MosaiQ™ disease screening consumables for European field trials in the second quarter of 2016.

Design of the MosaiQ™ instrument has been completed, with the current focus on software development and manufacturing scale-up. We have received final prototype instruments from STRATEC, which are processing assays for development purposes, and we expect field trial instruments to be delivered to us in the first quarter of 2016. The field trial instruments will be subject to final software development, which we expect to complete in the second quarter of 2016, prior to the commencement of field trials.

We expect to commence field trials in Europe for both the MosaiQ™ blood grouping and initial MosaiQ™ serological disease screening consumables in the third quarter of 2016. We expect to file necessary regulatory submissions for Europe in the fourth quarter of 2016 to obtain required marketing clearances for MosaiQ™. Field trials in the United States are expected to commence in the fourth quarter of 2016 and regulatory submissions are planned to be filed in the first half of 2017 to obtain required marketing clearances in the United States. Field trials for the full serological disease screening test menu are expected to commence in the first half of 2017, both in the United States and in Europe.

We expect to begin marketing MosaiQ™ in Europe during the fourth quarter of 2016. If approved for sale, we anticipate commercial launch in the United States in the first quarter of 2018. We also anticipate commercial launch of the expanded MosaiQ™ disease screening consumable in Europe during the second half of 2017 and in the United States during 2018, if approved for sale.

Molecular disease screening—initial feasibility study

In the fourth quarter of 2015, we completed an initial feasibility study demonstrating the ability to detect nucleic acid using the MosaiQ™ methodology. In the study, we and our development partner successfully detected DNA sequences of the conserved region of HIV. This enables us to move forward with the next phase of product development for nucleic acid testing on the MosaiQ™ platform, which involves further assay development and expansion of the test menu to include the HBV, HCV and West Nile virus. We expect to complete this next phase of development in the first half of 2017.

Serological disease screening—performance evaluation study

During 2015, we completed a series of internal validation studies on individual assays being developed to detect CMV, Syphilis, HBV Surface Antigen, HIV Type 1 and HIV Type 2. The results of all of these validation studies exceeded our internal performance targets for this stage of the development process.

For our internal validation studies, we used commercially available, pre-characterized samples that are designed to test and challenge the full range of sensitivity and specificity for each assay. In terms of the limits of detection, these validation studies demonstrated that MosaiQ™ can detect less than 0.2 International Units of HBV Surface Antigen and less than 2.0 International Units of HIV p24 antigen, delivering an equivalent analytical sensitivity to comparable commercially available diagnostic systems.

The results of these internal validation studies are summarized in the following tables:

	Comparator			MosaiQ™				Concordance
Target	Positive	Negative	Total	True Positive	False Positive	True Negative	False Negative
Syphilis	29	104	133	29	0	104	0	100.0%
CMV	114	27	144	113	0	27	1	99.3%

Target	Sample Size	Sensitivity	Specificity
HBV Surface Antigen	588	93.9%	99.8%
HIV Type 1	600	99.0%	98.1%
HIV Type 2	600	100.0%	99.0%

Expansion of MidCap Facility

On August 3, 2015, we entered into an amended agreement with affiliates of MidCap Financial LLC, or MidCap, to expand MidCap’s existing secured term loan facility from $15.0 million to $30.0 million. MidCap also agreed to make available, subject to certain conditions, additional credit facilities totalling $20.0 million. These conditions include us obtaining European CE Mark approval for the MosaiQ™ instrument and blood grouping consumable ($5.0 million) and the first commercial sale of the MosaiQ™ blood grouping consumable in the European Union ($15.0 million). We refer to this facility as the MidCap Facility. In connection with the expansion of the MidCap Facility, we issued to MidCap a warrant to purchase 111,525 new ordinary shares at an exercise price of $16.14 per ordinary share. As of September 30, 2015, we have drawn $30.0 million from the MidCap Facility.

Recent warrant exercises

As part of our initial public offering in April 2014, we issued 5,000,000 warrants, which we refer to as our IPO warrants. Each IPO warrant was exercisable for 0.8 of one ordinary share at an exercise price of $8.80 per whole ordinary share. As of September 30, 2015, 3,030,521 of our IPO warrants remained outstanding.

Subsequent to September 30, 2015, 3,011,573 of our IPO warrants were exercised, resulting in the issuance of 2,409,245 ordinary shares for gross proceeds of approximately $21.2 million. We refer to these exercises as the Recent Warrant Exercises. The remaining 18,948 unexercised IPO warrants expired on October 26, 2015. We refer to this expiration as the Warrant Expiration.

Estimated December 31, 2015 quarterly financial results

Our estimated financial results for the three months ended December 31, 2015 presented below are preliminary and are subject to the completion of our quarter-end closing procedures and financial review. The preliminary financial data have been prepared by and are the responsibility of our management. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for full interim financial statements prepared in accordance with generally accepted accounting principles. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for this period are finalized.

While complete financial information as of and for such period is not available, based on the information and data currently available, we preliminarily estimate that:

•

For the three months ended December 31, 2015, our product sales will increase approximately 8-10%, compared with product sales for the three months ended December 31, 2014 of $4.0 million. The increase in product sales for the three months ended December 31, 2015 compared with the corresponding period in 2014 is mainly attributable to growth in direct sales of conventional reagent products to customers in the United States.

•

We will continue to incur an operating loss for the three months ended December 31, 2015. This operating loss is expected to represent an increase compared with our operating loss for the three months ended December 31, 2014 of $7.3 million.

•	We have approximately $24.1 million in cash and cash equivalents at December 31, 2015.

These estimates are preliminary and may change. In addition, these preliminary results of operations for the three months ended December 31, 2015 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending March 31, 2016 or in any future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See the sections entitled “Risk factors” and “Forward-looking statements.”

Short-term liquidity

The audited consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 were prepared assuming we would continue as a going concern. In the notes to these financial statements, we disclosed that: (i) we had incurred net losses and negative cash flows from operations in each year since we commenced operations in 2007; (ii) as of March 31, 2015, we had an accumulated deficit of $74.4 million; and (iii) we had expenditure plans for the year ending March 31, 2016 that were in excess of our current cash holdings, raising substantial doubt about our ability to continue as a going concern.

In its audit report related to these financial statements, our independent registered public accounting firm, Ernst & Young LLP, made reference to our disclosure regarding substantial doubt about our ability to continue as a going concern. We do not expect the funding received upon the completion of this offering to fully address the substantial doubt about our ability to continue as a going concern.

Corporate history and information

Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands. Our registered address is Elizabeth House, 9 Castle Street, St. Helier, JE2 3RT, Jersey, Channel Islands. Our agent for service of process is our wholly owned U.S. subsidiary, Quotient Biodiagnostics, Inc., 301 South State Street, Suite S-204, Newton, Pennsylvania 18940.

We were incorporated in Jersey, Channel Islands in 2012. Our principal executive offices are located at Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom, and our telephone number is 011-44-131-445-6159. Our website address is www.quotientbd.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement, and you should not rely on any such information in making the decision whether to purchase our securities.

The offering

Issuer:	Quotient Limited

Ordinary shares offered by us:	4,444,445 shares

Ordinary shares to be outstanding immediately after this offering:	25,405,637 shares

Option to purchase additional shares:	The underwriter has an option to purchase up to 666,666 additional ordinary shares from us. The underwriter can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds:	We currently anticipate that we will use the net proceeds received by us to fund the ongoing development and commercialization of MosaiQ™ and for working capital and other general corporate purposes. See the information included under the heading “Use of proceeds.”

Risk factors:	Investing in our ordinary shares involves a high degree of risk. Before buying any of our ordinary shares, you should carefully read the discussion of material risks of investing in our ordinary shares. Please see the information included under the heading “Risk factors” beginning on page S-13 of this prospectus supplement and under the heading “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated by reference in this prospectus supplement.

NASDAQ Global Market symbol:	“QTNT”

The number of ordinary shares to be outstanding after this offering is based on 20,961,192 ordinary shares outstanding as of September 30, 2015, after giving effect to the Recent Warrant Exercises, and excludes the following:

•

1,025,525 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2015, after giving effect to the Recent Warrant Exercises and the Warrant Expiration, at a weighted average exercise price of $2.35 per ordinary share;

•	1,544,224 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2015, at a weighted-average exercise price of $7.73 per ordinary share;

•	219,367 ordinary shares issuable upon the vesting of restricted share units, or RSUs, and multi-year, performance-based restricted share units, or MRSUs, outstanding as of September 30, 2015; and

•	977,145 ordinary shares reserved for future grant or issuance under the 2014 Stock Incentive Plan, or 2014 Plan.

Unless otherwise noted, the information in this prospectus supplement assumes the following:

•

no options, warrants, RSUs, MSRUs or ordinary shares were issued or granted after September 30, 2015, no outstanding options or warrants were exercised after September 30, 2015 (other than the Recent Warrant Exercises) and no outstanding RSUs or MSRUs vested after September 30, 2015; and

•	no exercise of the underwriter’s option to purchase additional shares.

For additional information regarding the Recent Warrant Exercises and the Warrant Expiration, see “—Recent developments—Recent warrant exercises” above.

Summary consolidated financial data

The following tables summarize our consolidated financial data as of the dates and for the periods indicated. The consolidated statement of loss data for the fiscal years ended March 31, 2015, 2014 and 2013 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The consolidated statement of loss data for the six months ended September 30, 2015 and 2014 and the consolidated balance sheet data as of September 30, 2015 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement.

We have prepared the unaudited consolidated interim financial information presented below on the same basis as our audited consolidated financial statements. The unaudited consolidated financial information includes all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation of our financial position and results of operations for these periods. Our historical results are not necessarily indicative of the results that may be expected in the future and our results for the six months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the full fiscal year.

You should read the summary of our financial data set forth below together with our unaudited condensed consolidated financial statements as of September 30, 2015 and for the six months ended September 30, 2015 and September 30, 2014 and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended September 30, 2015, which is incorporated herein by reference, as well as our audited consolidated financial statements as of March 31, 2015 and 2014 and for each of the fiscal years ended March 31, 2015, 2014 and 2013 and the related “Management’s Discussion and Analysis of Financial Condition and the Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is also incorporated herein by reference.

	Six months ended September 30,		Year ended March 31,
	2015	2014	2015	2014	2013
	(in thousands, except share and per share data)
	(unaudited)		(audited)

Consolidated statement of loss:
Revenue:
Product sales	$9,123	$9,794	$17,658	$16,987	$13,753
Other revenues	—	650	750	2,768	618

Total revenues	9,123	10,444	18,408	19,755	14,371
Cost of revenues	(4,875)	(5,157)	(9,763)	(8,406)	(7,169)

Gross profit	4,248	5,287	8,645	11,349	7,202

Operating expenses:
Sales and marketing	(1,432)	(1,306)	(2,750)	(2,705)	(2,252)
Research and development, net of government grants	(15,191)	(9,120)	(19,216)	(8,066)	(2,617)

General and administrative expenses:
Compensation expense in respect of share options and management equity incentives	(814)	(509)	(1,138)	(933)	(471)
Other general and administrative expenses	(10,275)	(6,979)	(15,255)	(8,537)	(6,353)

Total general and administrative expense	(11,089)	(7,488)	(16,393)	(9,470)	(6,824)

Total operating expenses	(27,712)	(17,914)	(38,359)	(20,241)	(11,6935)

Operating loss	(23,464)	(12,627)	(29,714)	(8,892)	(4,491)

	Six months ended September 30,		Year ended March 31,
	2015	2014	2015	2014	2013
	(in thousands, except share and per share data)
	(unaudited)		(audited)

Other income (expense):
Interest expense, net	(1,858)	(1,072)	(2,315)	(1,076)	(234)
Change in financial liability for share warrants	12,027	984	(22,966)	—	—
Other, net	(1,292)	(1,620)	(4,064)	(197)	11

Other income (expenses), net	8,877	(1,708)	(29,345)	(1,273)	(223)

Loss before income taxes	(14,587)	(14,335)	(59,059)	(10,165)	(4,714)

Provision for income taxes	—	—	—	—	—

Net loss	$(14,587)	$(14,335)	$(59,059)	$(10,165)	$(4,714)

Net loss available to ordinary shareholders	$(14,587)	$(14,335)	$(59,059)	$(10,165)	$(4,714)
Loss per ordinary share—basic and diluted	$(0.85)	$(1.06)	$(4.00)	$(54.41)	$(62.97)
Weighted-average shares outstanding—basic and diluted	17,222,221	13,584,197	14,773,386	186,817	74,866

As of September 30, 2015

Consolidated balance sheet data:
Cash and cash equivalents	$25,656
Total assets	84,422
Long-term debt	28,514
7% Cumulative preference shares	15,700
Total liabilities	74,761
Total shareholders’ equity	9,661

Risk factors

Investing in our ordinary shares involves a high degree of risk. Before buying any of our ordinary shares, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, the accompanying prospectus, together with the information incorporated by reference herein and therein, and any free writing prospectus, including the risks described under the heading “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2015. Any of these risks could materially adversely affect our business, financial condition and results of operations. As a result, the market price of our ordinary shares could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations and could result in complete or partial loss of your investment. Certain statements below are forward-looking statements. See the information included under the heading “Forward-looking statements.”

Risks related to this offering and our ordinary shares

Galen Partners LLP, Mrs. Deidre Cowan (the wife of our Chairman and Chief Executive Officer) and management own a significant percentage of our ordinary shares and will be able to exercise significant influence over matters subject to shareholder approval.

Certain entities affiliated with Galen Partners LLP, Mrs. Deidre Cowan (the wife of our Chairman and Chief Executive Officer) and our executive officers and directors, together with their respective affiliates, held 48% of our outstanding ordinary shares as of September 30, 2015. These shareholders will be able to exert a significant degree of influence over our management and affairs and over matters requiring shareholder approval, including the election of our Board of Directors and approval of significant corporate transactions. This concentration of ownership could have the effect of entrenching our management and/or our Board of Directors, delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our securities.

If securities analysts do not continue to cover our ordinary shares or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares depends on the research and reports that securities analysts publish about our business and our company. We do not have any control over these analysts. There is no guarantee that securities analysts will continue to cover the ordinary shares of our company. If securities analysts do not cover the ordinary shares of our company, the lack of research coverage may adversely affect the market price of our ordinary shares. If our shares are the subject of an unfavorable report, our share price and trading volume would likely decline. If one or more of these analysts ceases to cover our company or fails to publish regular reports on our company, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

The price of our ordinary shares is likely to be volatile, and purchasers of our shares could incur substantial losses.

Like other emerging life sciences companies, the market price of our ordinary shares is likely to be volatile. The factors below may also have a material adverse effect on the market price of our shares:

•	fluctuations in our results of operations;

•	delays in the planned commercialization of MosaiQ™;

•	speed and timing of adoption of MosaiQ™ by key target customers;

•	our ability to enter new markets;

•	negative publicity;

•

changes in securities or industry analyst recommendations regarding our company, the sectors in which we operate, the securities market generally, conditions in the financial markets and the perception of our ability to raise additional funding;

•	regulatory developments affecting MosaiQ™ or our industry, including announcement of new adverse regulatory decisions in respect of MosaiQ™;

•	announcements of studies and reports relating to our products or planned products, including MosaiQ™, or those of our competitors;

•	changes in the economic performance or market valuations of our competitors;

•	actual or anticipated fluctuations in our annual and quarterly financial results;

•	conditions in the industries in which we operate;

•	announcements by us or our competitors of new products, acquisitions, strategic relations, joint ventures or capital commitments;

•	additions to or departures of our key executives and employees;

•	fluctuations of exchange rates;

•	release or expiry of lock-up or other transfer restrictions on our outstanding securities subject to such restrictions; and

•	sales or perceived sales of additional ordinary shares.

In addition, the securities of life sciences companies have recently experienced significant volatility. The volatility of the securities of life sciences companies often does not relate to the operating performance of those companies. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our products, or to a lesser extent our markets. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

You will incur immediate and substantial dilution as a result of this offering.

Since the price per share of the ordinary shares being offered is substantially higher than the net tangible book value per share of our ordinary shares, you will suffer immediate and substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on the public offering price of $9.00 per share, if you purchase ordinary shares in this offering, you will suffer immediate and substantial dilution of $5.98 per share with respect to the net tangible book value of the ordinary shares. See “Dilution.” Moreover, we have issued warrants to purchase ordinary shares, as well as options to acquire ordinary shares, including warrants and options with exercise prices significantly below the public offering price. Based on the outstanding warrants and options as of September 30, 2015, after giving effect to the Recent Warrant Exercises and the Warrant Expiration, there are 1,025,525 ordinary shares subject to outstanding warrants at a weighted average exercise price of $2.35 and 1,544,224 ordinary shares subject to outstanding options at a weighted exercise price of $7.73. To the extent that these warrants or options are ultimately exercised, you will incur further dilution.

Substantial future sales of our ordinary shares in the public market, or the perception that these sales could occur, could cause the price of our ordinary shares to decline, irrespective of the underlying performance of our business.

Additional sales of our ordinary shares in the public market after this offering, and in particular sales by our directors, executive officers and principal shareholders, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. Approximately 10,029,031 ordinary shares beneficially owned by our executive officers, directors and certain of our other existing shareholders as of February 2, 2016 will be subject to lock-up agreements with the underwriter of this offering that restrict the sale of ordinary shares by those parties for a period of 90 days after the date of this prospectus supplement. However, all of the ordinary shares sold in this offering, as well as approximately 10,935,474 ordinary shares that were sold or issued pursuant to effective registration statements or resold pursuant to Rule 144 under the Securities Act, or are registered for public resale under an effective registration statement under the Securities Act, will not be subject to lock-up agreements with the underwriter and will be freely tradable without restriction under the Securities Act. To the extent any of these shares are sold into the market, particularly in substantial quantities, the market price of our ordinary shares could decline.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those currently contemplated and may not use them effectively. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of proceeds” for a description of our management’s intended use of the proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses, and those financial losses could have a material adverse effect on our business and cause the price of our ordinary shares to decline. Pending their use, our management may invest the net proceeds from this offering in a manner that does not produce income.

We have never paid cash dividends and do not intend to pay cash dividends on our ordinary shares in the foreseeable future.

We have never paid dividends on ordinary shares and do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. In addition, pursuant to the MidCap Facility, unless waived by MidCap and each lender under the facility directly affected thereby, we are precluded from paying any cash dividends. Under Jersey, Channel Islands law, any payment of dividends would be subject to relevant legislation and our Amended Articles of Association provide that all dividends must be approved by our Board of Directors and, in some cases, our shareholders, and may only be paid from our distributable profits available for the purpose, determined on an unconsolidated basis.

Forward-looking statements

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions, and include estimates and projections. Forward-looking statements can be identified by words such as “strategy,” “objective,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “might,” “design” and other similar expressions, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain, and are subject to numerous known and unknown risks and uncertainties.

Forward-looking statements include statements about:

•	the development, regulatory approval and commercialization of MosaiQ™;

•	the design of blood grouping and disease screening capabilities of MosaiQ™ and the benefits of MosaiQ™ for both customers and patients;

•	future demand for and customer adoption of MosaiQ™, the factors that we believe will drive such demand and our ability to address such demand;

•	our expected profit margins for MosaiQ™;

•	the size of the market for MosaiQ™;

•	the regulation of MosaiQ™ by the U.S. Food and Drug Administration, or the FDA, or other regulatory bodies, or any unanticipated regulatory changes or scrutiny by such regulators;

•	future plans for our conventional reagent products;

•	the status of our future relationships with customers, suppliers, and regulators relating to our conventional reagent products;

•	future demand for our conventional reagent products and our ability to meet such demand;

•	our ability to manage the risks associated with international operations;

•	anticipated changes, trends and challenges in our business and the transfusion diagnostics market;

•	the effects of competition;

•	the expected outcome or impact of litigation;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our anticipated use of the net proceeds of this offering;

•

our anticipated cash needs and our expected sources of funding, including the achievement of product development milestones, and our estimates regarding our capital requirements and capital expenditures; and

•	our plans for executive and director compensation for the future.

In addition, under “Prospectus supplement summary—Recent developments—Estimated December 31, 2015 quarterly financial results,” we have included certain preliminary estimates of our financial results for the three months ended December 31, 2015.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. The inclusion of forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations that we contemplate will be achieved. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include those identified under the heading “Risk factors” in this prospectus supplement, the accompanying prospectus or any related free writing prospectus and the factors referenced in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our Quarterly Report on Form 10-Q for the period ended September 30, 2015, which are incorporated by reference herein, including those set forth under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” therein. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements included in and incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering material.

Many important factors, in addition to the factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the documents that we have filed as exhibits to either the registration statement of which the accompanying prospectus is a part or any document incorporated by reference herein or therein, as well as any prospectus supplement or other offering material, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

The forward-looking statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein represent our views as of the date of this prospectus supplement or such document, as applicable. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

Use of proceeds

We estimate that the net proceeds of the sale of 4,444,445 ordinary shares in this offering will be approximately $36.9 million, or approximately $42.5 million if the underwriter exercises in full its option to purchase 666,666 additional shares, after deducting the underwriting discount and estimated offering expenses payable by us.

We currently anticipate that we will use the net proceeds received by us to fund the ongoing development and commercialization of MosaiQ™ and for working capital and other general corporate purposes.

Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk factors” beginning on page S-13 of this prospectus supplement and under the heading “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated by reference in this prospectus supplement. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the use of the net proceeds of this offering as described above, we plan to invest the net proceeds of this offering on an interim basis in high-quality, short-term, interest-bearing obligations, investment-grade instruments or certificates of deposit.

Capitalization

The following table sets forth our cash, cash equivalents and capitalization as of September 30, 2015:

•	on an actual basis;

•	on a pro forma basis to give effect to the Recent Warrant Exercises and the Warrant Expiration; and

•

on a pro forma as adjusted basis, to reflect the pro forma adjustments discussed above and to give effect to our issuance and sale of 4,444,445 ordinary shares at the public offering price of $9.00 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	As of September 30, 2015
	Actual	Pro Forma	Pro Forma As Adjusted
	(In thousands, except share and per share data) (unaudited)
Cash and cash equivalents	$25,656	$46,857	$83,752

Long-term debt	$28,514	$28,514	$28,514
Financial liability in respect of share warrants	9,880	—	—
7% Cumulative redeemable preference shares	15,700	15,700	15,700

Shareholders’ equity:
Ordinary shares (no par value), 18,551,947 issued and outstanding actual; 20,961,192 issued and outstanding pro forma; 25,405,637 issued and outstanding pro forma as adjusted	97,876	119,077	155,972
Additional paid in capital	4,425	10,475	10,475
Accumulated other comprehensive loss	(3,699)	(3,699)	(3,699)
Accumulated deficit	(88,941)	(85,111)	(85,111)

Total shareholders’ equity	9,661	40,742	77,637

Total Capitalization	$63,755	$84,956	121,851

The above does not include:

•

1,025,525 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2015, after giving effect to the Recent Warrant Exercises and the Warrant Expiration, at a weighted average exercise price of $2.35 per ordinary share;

•	1,544,224 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2015, at a weighted-average exercise price of $7.73 per ordinary share;

•	219,367 ordinary shares issuable upon the vesting of RSUs and MRSUs outstanding as of September 30, 2015; and

•	977,145 ordinary shares reserved for future grant or issuance under the 2014 Plan.

The pro forma information above is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our audited consolidated financial statements and related notes for the year ended March 31, 2015 included therein and our Quarterly Report on Form 10-Q and the unaudited consolidated financial statements and related notes for the six months ended September 30, 2015 included therein, which are incorporated by reference in this prospectus supplement.

Price range of our ordinary shares

The following table sets forth, for the periods indicated, the high and low intraday sale prices of our ordinary shares as reported by The NASDAQ Global Market.

	High	Low

Fiscal Year 2016
Fourth Quarter (Through February 4, 2016)	$16.00	$9.79
Third Quarter	$17.44	$11.05
Second Quarter	$19.95	$12.78
First Quarter	$17.15	$13.04

Fiscal Year 2015
Fourth Quarter	$18.03	$12.35
Third Quarter	$19.89	$9.02
Second Quarter	$10.98	$7.49
First Quarter (From May 27, 2014)	$9.76	$5.82

The closing sale price of our ordinary shares on February 4, 2016 on The NASDAQ Global Market was $10.30 per share. As of February 2, 2016, we had 23 shareholders of record.

Dividend policy

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be made at the discretion of our Board of Directors and will depend on then existing conditions, including our results of operations, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

Dilution

Our net tangible book value as of September 30, 2015 was approximately $8.7 million, or $0.47 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of September 30, 2015. Dilution in net tangible book value per share represents the difference between (i) the amount per share paid by investors purchasing ordinary shares in this offering and (ii) the net tangible book value per share immediately after this offering.

After giving effect to (i) the Recent Warrant Exercises and the Warrant Expiration and (ii) the sale of 4,444,445 ordinary shares in this offering at the public offering price of $9.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2015 would have been approximately $76.7 million, or $3.02 per share. This represents an immediate increase in net tangible book value of $2.55 per share to existing shareholders and an immediate dilution in net tangible book value of $5.98 per share to investors purchasing our ordinary shares in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$9.00
Net tangible book value per share as of September 30, 2015	$0.47
Increase in pro forma net tangible book value per share attributable to the Recent Warrant Exercises and the Warrant Expiration	$1.43

Pro Forma net tangible book value per share as of September 30, 2015	$1.90
Increase in pro forma as adjusted net tangible book value per share attributable to this offering	$1.12
Pro forma as adjusted net tangible book value per share after this offering		$3.02

Dilution per share to new investors purchasing ordinary shares in this offering		$5.98

A $1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) our pro forma as adjusted net tangible book value per share by $0.16 per share and the dilution per share to new investors purchasing ordinary shares in this offering by $0.84 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriter exercises in full its option to purchase an additional 666,666 ordinary shares at the public offering price of $9.00 per share, our pro forma as adjusted net tangible book value per share would be $3.16 per share, representing an immediate increase in net tangible book value of $2.69 per share to existing shareholders and immediate dilution in net tangible book value of $5.84 per share to investors purchasing ordinary shares in this offering.

The number of ordinary shares to be outstanding after this offering is based on 20,961,192 ordinary shares outstanding as of September 30, 2015, after giving effect to the Recent Warrant Exercises, and excludes the following:

•

1,025,525 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2015, after giving effect to the Recent Warrant Exercises and the Warrant Expiration, at a weighted average exercise price of $2.35 per ordinary share;

•	1,544,224 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2015, at a weighted average exercise price of $7.73 per ordinary share;

•	219,367 ordinary shares issuable upon the vesting of RSUs and MRSUs outstanding as of September 30, 2015;and

•	977,145 ordinary shares reserved for future grant or issuance under the 2014 Plan.

In addition, for purposes of the above presentation, we have assumed no options, warrants, RSUs or MSRUs or ordinary shares were issued or granted after September 30, 2015, no outstanding warrants or options were exercised after September 30, 2015 (other than the Recent Warrant Exercises) and no outstanding RSUs or MSRUs vested after September 30, 2015.

For additional information regarding the Recent Warrant Exercises and the Warrant Expiration, see “Prospectus supplement summary—Recent developments—Recent warrant exercises”.

To the extent that new options are issued under the 2014 Plan or we issue additional ordinary shares in the future (including upon any exercise of our warrants or options), there will be further dilution to investors participating in this offering. See “Risk factors—You will incur immediate and substantial dilution as a result of this offering.”

Certain U.S. federal tax considerations applicable to holders of ordinary shares

The following discussion is the opinion of Clifford Chance US LLP as to the material U.S. federal income tax consequences of the investment in an ordinary share, based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service (“IRS”), and other administrative pronouncements of the Internal Revenue Service, all available as of the date hereof. This discussion is applicable to U.S. Holders (as defined below) that hold our ordinary shares as capital assets for U.S. federal income tax purposes (generally property held for investment).

For purposes of this discussion you are a “U.S. Holder” if you are a beneficial owner of an ordinary share that is:

•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This discussion does not address all U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax exempt organization;

•	a person holding our ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark to market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a U.S. expatriate or former U.S. citizen or long-term resident;

•

an investor that holds ordinary shares through a financial account at a foreign financial institution that does not meet the requirements for avoiding withholding with respect to certain payments under Section 1471 of the Code;

•	persons who acquired ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	a person who actually or constructively owns 10% or more of our voting stock; or

•	a person whose “functional currency” is not the U.S. dollar.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding ordinary shares you should consult your tax advisors.

The authorities upon which this discussion is based are subject to change, which could apply retroactively, and are subject to differing interpretations, either of which could affect the U.S. federal income tax consequences discussed below. This discussion does not address all of the U.S. federal income tax consequences that may apply to you in light of your particular circumstances. Moreover, this discussion does not address any state, local or non-U.S. tax consequences, or any aspects of U.S. federal tax law other than income taxation. If you are considering an investment in ordinary shares you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular circumstances as well as any consequences arising under the laws of any other taxing jurisdiction.

The discussion below under “—Distributions” and “—Sale or other disposition of ordinary shares” is subject to the passive foreign investment company (“PFIC”) rules discussed under “—Passive foreign investment company.” See the discussion under “—Passive foreign investment company.”

Distributions on ordinary shares

Distributions will be includible in a U.S. Holder’s income as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax free return of capital, and the balance in excess of a U.S. Holder’s adjusted tax basis in the shares will be taxed as capital gain recognized on a sale or exchange. However, we do not expect to calculate our earnings and profits in accordance with U.S. federal income tax principles, and, accordingly, U.S. Holders should expect that a distribution will generally be reported as a dividend (as discussed above) even if that distribution (or a portion thereof) would otherwise be treated as a tax-free return of capital or as capital gain. Such dividends will not be eligible for the dividends received deduction allowed to U.S. corporations for dividends received from other U.S. corporations.

Dividends received from a qualified foreign corporation are treated as qualified dividends provided that an investor holds the stock for at least 61 days within a specified 121-day period beginning on the date which is 60 days before the ex-dividend date and other requirements are satisfied. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Department of the Treasury guidance indicates that shares are considered to be readily tradable on an established securities market in the United States if they are listed on the NASDAQ, where our ordinary shares are currently listed. Qualified dividends received by non-corporate U.S. Holders, including individuals, are taxed at the rates applicable to long-term capital gains, which are lower than the rates applicable to ordinary income. We should be treated as a qualified foreign corporation so long as we are listed on the NASDAQ. U.S. Holders should consult their own tax advisors regarding the application of these rules given their particular circumstances.

Generally, dividends will constitute non-U.S. source “passive category” income for U.S. foreign tax credit purposes. U.S. Holders should consult their own tax advisors regarding how to account for dividends that are paid in a currency other than the U.S. dollar.

Sale or other taxable disposition of ordinary shares

A U.S. Holder will recognize U.S. source capital gain or loss upon the sale or other taxable disposition of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year at the time of the sale or other taxable disposition. Certain non-corporate U.S. Holders, including individuals, are eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their own tax advisors regarding how to account for sale or other disposition proceeds that are paid in a currency other than the U.S. dollar.

Medicare contributions tax

Certain U.S. Holders that are individuals, estates or certain trusts must pay a 3.8% tax on their “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of stock. A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our ordinary shares.

Passive foreign investment company

In general, a non-U.S. corporation is treated as a PFIC for any taxable year in which: (i) at least 75% of our gross income for such year is passive income or (ii) at least 50% of the value (determined on a quarterly basis) of our assets during such year is attributable to assets that produce or are held for the production of passive income (the “PFIC asset test”). For this purpose, passive income includes dividends, interest, certain royalties and rents and gains from the disposition of passive assets. If a non-U.S. corporation owns, directly or indirectly, at least 25% (by value) of the stock of another corporation, such non-U.S. corporation will be treated, for purposes of the PFIC tests, as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income.

Based on the composition of our income and value of our assets (determined using their fair market values), we do not currently expect to be a PFIC for the taxable year ending March 31, 2016 or the foreseeable future, although there can be no assurance in this regard because our status as a PFIC depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. A non-U.S. corporation is classified as a PFIC in any year in which it meets either the income or asset test discussed above, which depends on the actual financial results for each year in question. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we value our goodwill based on the market value of our equity, a decrease in the price of our ordinary shares may also result in our becoming a PFIC. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, such U.S. Holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or a U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution in which we were a PFIC cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other disposition of the ordinary shares cannot be treated as capital, even if a U.S. Holder holds the ordinary shares as capital assets. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us, if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. A U.S. Holder will be required to file Internal Revenue Service Form 8621 (or any other form specified by the U.S. Department of the Treasury) if such U.S. Holder holds our ordinary shares in any year in which we are a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares, our ordinary shares will continue to be treated as interests in a PFIC with respect to that U.S. Holder for all succeeding taxable years during which that U.S. Holder holds our ordinary shares unless we cease to be a PFIC and a U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If a U.S. Holder makes a deemed sale election, such U.S. Holder will be deemed to have sold ordinary shares held at their fair market value as of the last day of the last year during which we were a PFIC (the “termination date”). U.S. Holders are urged to consult their tax advisors regarding our possible status as a PFIC as well as the benefit of making an actual or protective deemed sale election.

In certain circumstances, in lieu of being subject to the excess distribution rules discussed above, a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is “regularly traded” on a “qualified exchange.” In general, our ordinary shares will be treated as “regularly traded” for a given calendar year if more than a de minimis quantity of our ordinary shares is traded on a qualified exchange on at least 15 days during each calendar quarter of such calendar year. Our ordinary shares are currently listed on the NASDAQ, which should be a “qualified exchange” for this purpose. No assurance can be given that our ordinary shares will be regularly traded on a qualified exchange for purposes of the mark-to-market election.

If a U.S. Holder makes an effective mark-to-market election, such U.S. Holder will include in each year as ordinary income the excess of the fair market value of the ordinary shares at the end of the year over the adjusted tax basis in the ordinary shares. Such U.S. Holder will be entitled to deduct as an ordinary loss each year the excess of the adjusted tax basis in the ordinary shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s adjusted tax basis in the ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. Any distributions that we make would generally be subject to the rules discussed above under “—Distributions,” except that the lower rate applicable to qualified dividend income would not apply. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years (provided that, for any subsequent taxable year in which we are not a PFIC, a U.S. Holder will not include in income mark-to-market gain or loss) unless the ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors about the availability and advisability of the mark-to-market election in their particular circumstances.

Investors in certain PFICs can elect to be taxed on their share of the PFIC’s ordinary income and net capital gain by making a qualified electing fund election (a “QEF election”), which, if made, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above under the excess distribution regime. We do not expect that a U.S. Holder will be eligible to make a QEF election with respect to our ordinary shares.

Each U.S. Holder is urged to consult its own tax advisor concerning the U.S. federal income tax consequences of holding ordinary shares if we are a PFIC in any taxable year during its holding period.

Holder reporting requirements

Non-corporate U.S. Holders, including individuals, that hold “specified foreign financial assets,” as defined in the Treasury regulations (which may include ordinary shares), other than in an account at a U.S. financial institution or the U.S. branch of a non-U.S. financial institution, are required to report certain information relating to such assets. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of this and any other reporting requirements on their ownership and disposition of our ordinary shares. Failure to comply with applicable reporting requirements could result in the imposition of substantial penalties.

Information reporting and backup withholding

A U.S. Holder may be subject to information reporting on amounts received by such U.S. Holder from a distribution on, or disposition of ordinary shares, unless such U.S. Holder establishes that it is exempt from these rules. If a U.S. Holder does not establish that it is exempt from these rules, it may be subject to backup withholding on the amounts received unless it provides a taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax and the amount of any backup withholding from a payment that is received will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Jersey, Channel Islands regulatory matters

It was a condition to the consummation of this offering that, prior to the pricing of this offering, a copy of this prospectus supplement and the accompanying prospectus shall have been delivered to the registrar of companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002, and the registrar shall have given, and not withdrawn, consent to its circulation. Such consent was received on November 6, 2015.

It was a condition to the consummation of this offering that, prior to the pricing of this offering, the Jersey Financial Services Commission shall have given, and not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of our ordinary shares by the company. Such consents were received on January 18, 2012 and April 24, 2014.

It must be distinctly understood that, in giving these consents, neither the registrar of companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the company or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of this prospectus supplement and the accompanying prospectus you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

The directors of the company have taken all reasonable care to ensure that the facts stated in this prospectus supplement and the accompanying prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in this prospectus supplement and the accompanying prospectus, whether of facts or of opinion. All the directors accept responsibility accordingly.

It should be remembered that the price of securities and the income from them can go down as well as up.

Underwriting

We are offering the ordinary shares described in this prospectus supplement through J.P. Morgan Securities LLC, the underwriter of the offering. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, 4,444,445 ordinary shares.

The underwriter is committed to purchase all the shares offered by us if it purchases any shares.

The underwriter proposes to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.324 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

The underwriter has an option to buy up to 666,666 additional ordinary shares from us to cover sales of shares by the underwriter which exceed the number of shares specified in the table above. The underwriter has 30 days from the date of this prospectus supplement to exercise this option. If any additional ordinary shares are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

Galen Partners LLP and affiliated entities, or Galen, one of our principal shareholders and an affiliate of two members of our Board of Directors, has expressed an interest in purchasing up to $2.0 million of our ordinary shares in this offering at the public offering price. The underwriter will receive the same underwriting discount on any ordinary shares purchased by Galen as it will on any other ordinary shares sold to the public in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, Galen may elect not to purchase ordinary shares in the offering and the underwriter may elect not to sell any ordinary shares in this offering to Galen.

The underwriting fee is equal to the public offering price per share less the amount paid by the underwriter to us per share. The underwriting fee is $0.54 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Without option exercise	With full option exercise
Per Share	$0.54	$0.54
Total	$2,400,000	$2,760,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $705,500. We have agreed to reimburse the underwriter for reasonable legal fees and filing fees and other disbursements of counsel relating to the clearance of this offering with the Financial Industry Regulatory Authority.

A prospectus supplement in electronic format may be made available on the web sites maintained the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, (ii) file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any of our ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (iii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any ordinary shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of ordinary shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement other than (a) the ordinary shares to be sold hereunder, (b) issuances of ordinary shares upon the exercise or vesting of options, warrants, restricted share units or multi-year restricted share units disclosed as outstanding in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, (c) any issuance to directors, executive officers or employees of ordinary shares, share options or other equity awards not exercisable for a period of 90 days after the date of this prospectus supplement under our existing equity incentive plans, (d) issuances of ordinary shares, or any securities convertible, exercisable or exchangeable for ordinary shares, issued by us in connection with the acquisition of businesses, technologies, assets or intellectual property as long as (x) the aggregate amount of any such securities does not exceed 5% of the number of ordinary shares outstanding immediately after the issuance and sale of the ordinary shares to be sold hereunder and (y) each person to whom such securities are issued agrees in writing with the underwriter to be bound by a lock-up agreement or (e) post-effective amendments in respect of our registration statement on Form S-3 (Registration No. 333-203818), as amended.

For a period of 90 days after the date of this prospectus supplement, our directors, executive officers and certain shareholders, holding in the aggregate approximately 10,029,031 of our ordinary shares as of February 2, 2016, have agreed that they will not, without the prior written consent of J.P. Morgan Securities LLC, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares (including, without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any of our other securities that are substantially similar to the ordinary shares, or any securities convertible into or exercisable for, or any warrants or other rights to acquire, our ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2) other than (a) the registration of the offer or sale of the ordinary shares to be sold hereunder, (b) bona fide gifts, (c) dispositions to any trust for the direct or indirect benefit of the director, executive officer or shareholder and/or their immediate family, (d) dispositions by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the director, executive officer or shareholder, (e) as a distribution to the limited partners, members, trust beneficiaries or shareholders of the shareholder, (f) dispositions to the director’s, executive officer’s or shareholder’s affiliates, or to any investment fund or other entity controlled or managed by, directly or indirectly, the director, executive officer or shareholder, or (g) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of ordinary shares during the 90 days after the date of this prospectus supplement, no public announcement or public disclosure of entry into such plan is made or required to be made, and the director, executive officer or shareholder does not otherwise voluntarily effect any public announcement or public disclosure regarding the entry into or existence of any such plan; provided that, in the case of any transfer or disposition pursuant to clauses (b) through (f), (i) each transferee, distributee or recipient shall execute and deliver to J.P. Morgan Securities LLC a lock-up agreement, (ii) no public announcement or public disclosure of entry into such plan is voluntarily made or required to be made and (iii) any such transfer or distribution shall not involve a disposition for value.

J.P. Morgan Securities LLC may, at any time and in its sole discretion, release some or all the securities from these lock-up agreements. If the restrictions under the lock-up agreements are waived, our ordinary shares, or securities convertible into or exchangeable or exercisable for our ordinary shares may become available for resale into the market, subject to applicable law, which could reduce the market price of our securities.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “QTNT”.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of the ordinary shares, which involves the sale by the underwriter of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising its option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the option. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, they will purchase shares in the open market to cover the position.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares.

These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

The underwriter and its affiliates have engaged in and may provide to us and our affiliates from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling restrictions

General

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, the Order, or (iii) high net worth entities and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order, or all such persons together, relevant persons. The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, from and including the date on which the European Union Prospectus Directive, or the E.U. Prospectus Directive, was implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus supplement in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the E.U. Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the E.U. Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the E.U. Prospectus Directive); or

•

in any other circumstances falling within Article 3(2) of the E.U. Prospectus Directive, provided that no such offer of securities described in this prospectus supplement shall result in a requirement for the publication by us of a prospectus supplement pursuant to Article 3 of the E.U. Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the E.U. Prospectus Directive in that Member State. The expression “E.U. Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Legal matters

The validity of the issuance of our ordinary shares offered hereby will be passed upon for us by Carey Olsen, our Jersey, Channel Islands counsel and certain other matters will be passed upon for us by Clifford Chance US LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriter by Davis Polk & Wardwell LLP, Menlo Park, California.

Experts

The consolidated financial statements of Quotient Limited appearing in Quotient Limited’s Annual Report on Form 10-K for the year ended March 31, 2015 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

Where you can find more information

We have filed a registration statement, of which the accompanying prospectus is a part, covering the ordinary shares offered hereby. As allowed by SEC rules, the accompanying prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus supplement and the accompanying prospectus is qualified in its entirety by such other information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available for inspection and copying at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which the accompanying prospectus is a part, are also available to you on the SEC’s website at www.sec.gov. We also maintain a website on the Internet with the address of www.quotientbd.com where you can find additional information. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus supplement or the accompanying prospectus the information on our website or any other website, except for the information specifically incorporated by reference herein, and you should not consider our website or any other website to be a part of this prospectus supplement, the accompanying prospectus or other offering materials.

Incorporation of certain documents by reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended March 31, 2015 filed with the SEC on June 1, 2015;

•	our Quarterly Reports on Form 10-Q for the periods ended June 30, 2015 and September 30, 2015 filed with the SEC on August 5, 2015 and November 4, 2015, respectively;

•	our Current Reports on Form 8-K filed with the SEC on August 7, 2015, October 1, 2015, October 29, 2015 and December 9, 2015;

•	Amendment No. 3 to Form 8-A/A filed with the SEC on October 30, 2015; and

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 28, 2015 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended March 31, 2015).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and documents we may file with the SEC from the date of this prospectus supplement until we have sold all of the ordinary shares to which this prospectus supplement relates or the offering is otherwise terminated, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein or in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to the Company Secretary at Quotient Limited, 9 Castle Street, St Helier, JE2 3RT, Jersey, Channel Islands.

QUOTIENT LIMITED

Ordinary Shares, Preference Shares, Debt Securities, Rights to Purchase Ordinary Shares, Rights to Purchase Preference Shares, Warrants to Purchase Ordinary Shares, Warrants to Purchase Preference Shares and Warrants to Purchase Debt Securities

We may offer and sell, from time to time, the securities covered by this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities and such offerings in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. The prospectus supplements will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should read this prospectus and any supplements carefully before you make an investment decision.

We may sell these securities to or through underwriters and also to other purchasers or through agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement. More information about how these securities may be offered and sold is included in the section entitled “Plan of Distribution” contained in this prospectus. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our ordinary shares and the warrants sold in our initial public offering are listed on The NASDAQ Global Market under the symbols “QTNT” and “QTNTW,” respectively. The last reported sale price of our ordinary shares and warrants on The NASDAQ Global Market on July 30, 2015 was $16.40 per share and $5.95 per warrant.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities described in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in an applicable prospectus supplement or in other offering material. Please see the section entitled “Risk Factors” beginning on page 2 of this prospectus, as well as the sections entitled “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the year ended March 31, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No Jersey, Channel Islands regulatory consent is required in respect of this prospectus and, consequently, no consent has been sought from the Jersey Financial Services Commission in connection with this prospectus.

The date of this prospectus is August 17, 2015.

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We have not authorized anyone to provide any information or to make any representations other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material prepared by or on behalf of us or to which we have referred you. Do not rely upon any information or representations made outside of such sources. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer, sale or solicitation is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material prepared by us is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since such date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit either to the registration statement of which this prospectus is a part or any document incorporated by reference herein or in any prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant made to you or for your benefit. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our trademark portfolio includes both United States and foreign trademark registrations and pending United States and foreign trademark applications. Other trademarks or trade names referred to in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and the documents incorporated by reference herein are generally referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Certain market and industry data and forecasts included in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material were obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. We did not fund and are not otherwise affiliated with the third party sources that we cite. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we are not aware of any misstatements regarding the market or industry data presented or incorporated by reference herein or in any prospectus supplement or other offering material, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Our fiscal year ends on March 31. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended March 31 of that year. For example, references to “fiscal 2015” refer to the twelve months ended March 31, 2015. Any reference to a year not preceded by “fiscal” refers to a calendar year.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the ordinary shares, preference shares, debt securities, rights to purchase ordinary shares or preference shares and warrants to purchase ordinary shares, preference shares or debt securities we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement or other offering material, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf registration” process. Under a shelf registration process, we may, from time to time, sell the securities covered by this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, which can be read at the SEC’s web site (www.sec.gov) or at the SEC’s offices referred to under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of each document.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Unless the context requires otherwise, references in this prospectus to “Quotient,” the “Company,” “we,” “us” and “our” refer to Quotient Limited and its consolidated subsidiaries.

Overview

We are an established, commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. Our initial focus is on blood grouping and serological disease screening, which is commonly referred to as transfusion diagnostics. Blood grouping involves specific procedures performed at donor or patient testing laboratories to characterize blood, which includes antigen typing and antibody identification. Serological disease screening involves the screening of donor blood for unwanted pathogens.

We have over 30 years of experience developing, manufacturing and commercializing conventional reagent products used for blood grouping within the global transfusion diagnostics market. We are developing MosaiQ™, our proprietary technology platform, to better address the comprehensive needs of this large and established market. MosaiQ™ will initially comprise two separate consumables, one for blood grouping and one for serological disease screening, and a high-throughput instrument. We believe MosaiQ™ has the potential to transform transfusion diagnostics, significantly reducing the cost of blood grouping in a donor or patient testing environment, while improving patient outcomes.

We have a proven track record and significant expertise in product development, manufacturing and quality, uniquely tailored to the highly regulated transfusion diagnostics market. We have introduced a range of FDA-licensed products in the United States under the Quotient brand, which we sell directly to donor testing laboratories, hospitals and independent testing laboratories. We have also increased our emphasis on the development, manufacture and sale of conventional reagent products to original equipment manufacturers, or OEMs, such as Ortho-Clinical Diagnostics, Inc., Bio-Rad Laboratories, Inc. and Grifols S.A.

We currently derive revenue from a portfolio of products used for blood grouping, as well as whole blood controls used daily for quality assurance testing of third-party blood grouping instruments. We are developing additional conventional reagent products for our OEM customers and for sale directly in the United States under the Quotient brand.

Corporate History and Information

Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands. Our registered address is Elizabeth House, 9 Castle Street, St. Helier, JE2 3RT, Jersey, Channel Islands. Our agent for service of process is our wholly owned U.S. subsidiary, Quotient Biodiagnostics, Inc., 301 South State Street, Suite S-204, Newton, Pennsylvania 18940.

We were incorporated in Jersey, Channel Islands in 2012. Our principal executive offices are located at Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom, and our telephone number is 011-44-0131-445- 6159. Our website address is www.quotientbd.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the discussion of material risks of investing in our securities described in our SEC filings, including our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in an applicable prospectus supplement or in other offering material, before purchasing any of our securities. Any of these risks could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions, and include estimates and projections. Forward-looking statements can be identified by words such as “strategy,” “objective,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “might,” “design” and other similar expressions, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain, and are subject to numerous known and unknown risks and uncertainties.

Forward-looking statements include statements about:

•	the development, regulatory approval and commercialization of MosaiQTM;

•	the design of blood grouping and disease screening capabilities of MosaiQTM and the benefits of MosaiQTM for both customers and patients;

•	future demand for and customer adoption of MosaiQTM, the factors that we believe will drive such demand and our ability to address such demand;

•	our expected profit margins for MosaiQ™;

•	the size of the market for MosaiQ™;

•	the regulation of MosaiQTM by the U.S. Food and Drug Administration, or the FDA, or other regulatory bodies, or any unanticipated regulatory changes or scrutiny by such regulators;

•	future plans for our conventional reagent products;

•	the status of our future relationships with customers, suppliers, and regulators relating to our conventional reagent products;

•	future demand for our conventional reagent products and our ability to meet such demand;

•	our ability to manage the risks associated with international operations;

•	anticipated changes, trends and challenges in our business and the transfusion diagnostics market;

•	the effects of competition;

•	the expected outcome or impact of pending or threatened litigation;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our anticipated cash needs and our expected sources of funding, including proceeds from exercises of our outstanding warrants, and our estimates regarding our capital requirements and capital expenditures (including the expected cost of a new expanded manufacturing facility in Edinburgh, Scotland); and

•	our plans for executive and director compensation for the future.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. The inclusion of forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations that we contemplate will be achieved. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include those identified under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement or any other offering material and the factors referenced in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated by reference herein, including those set forth under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” therein. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements included in and incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering material.

Many important factors, in addition to the factors described in this prospectus and the documents incorporated by reference herein, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus, the documents that we have incorporated by reference herein and the documents that we have filed as exhibits to either the registration statement of which this prospectus is a part or any document incorporated by reference herein, as well as any prospectus supplement or other offering material, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

The forward-looking statements in this prospectus and the documents incorporated by reference herein represent our views as of the date of this prospectus or such document, as applicable. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities under this prospectus to continue the development of MosaiQTM, as described elsewhere in this prospectus and the documents incorporated by reference herein, as well as for working capital, operating expenses and other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS OF QUOTIENT LIMITED

The ratios of earnings to fixed charges for each of the periods indicated are set forth in the following table. Our earnings were insufficient to cover fixed charges for each of those periods. For the periods indicated, we had no outstanding preference shares with required dividend payments. Therefore, earnings were insufficient to cover combined fixed charges and preference share dividends by the same amounts referenced in footnote 1 below.

	Fiscal Year Ended March 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	(1)	(1)	(1)	(1)	(1)

(1)	The ratio of earnings to fixed charges is computed by dividing loss before taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense (including interest expense from capital leases), debt financing expense and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases. Earnings were insufficient to cover fixed charges by $654,000, $638,000, $592,000, $1.8 million and $3.5 million for the years ended March 31, 2011, 2012, 2013, 2014 and 2015, respectively.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may, from time to time, offer under this prospectus, separately or together:

•	ordinary shares,

•	preference shares,

•	debt securities,

•	rights to purchase ordinary shares,

•	rights to purchase preference shares,

•	warrants to purchase ordinary shares,

•	warrants to purchase preference shares, and

•	warrants to purchase debt securities.

The aggregate initial offering price of the securities offered by us will not exceed $200,000,000.

DESCRIPTION OF SHARE CAPITAL

General

Quotient Limited was originally formed as a private limited liability, no par value company named QBDG (Newco) Limited, on January 18, 2012 under the Companies (Jersey, Channel Islands) Law 1991 (referred to below, as amended, as the “Jersey Companies Law”) with the registered number 109886. The company changed its name to Quotient Biodiagnostics Holdings Limited on January 27, 2012, and changed its name to Quotient Limited on May 10, 2013. On April 3, 2014, the company’s status was changed to a public limited liability no par value company.

The registered office of Quotient Limited is at c/o Quotient Limited, P.O. Box 1075, Elizabeth House, 9 Castle Street, St Helier Jersey, Channel Islands, JE2 2QP and its principal executive office is at Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom.

Authorized and Issued Share Capital

We are a no par value company, meaning that our shares do not have any nominal or par value. Our constitutional documents permit us to issue an unlimited number of shares.

The issued share capital of our company as of July 31, 2015 was 17,029,851 fully paid ordinary shares of nil par value and 666,665 fully paid 7% cumulative redeemable preference shares of nil par value.

Ordinary Shares

Ordinary shares we may issue from time to time will have no preemptive rights or other rights to subscribe for additional ordinary shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any issued and outstanding preference shares, if applicable. All of the ordinary shares offered will be fully paid and non-assessable. Holders of our ordinary shares are entitled to receive such dividends as may be lawfully declared from time to time by our board of directors.

Preference Shares

Subject to limitations contained in our Memorandum and Articles of Association and in any Statement of Rights filed at the Companies Registry in Jersey in respect of the Company and any limitations prescribed by applicable law, our Board of Directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Each prospectus supplement will describe, as to the preference shares to which it relates, the title of the series, the designation, powers, preferences and rights the series, the qualifications, limitations and restrictions of the series and any other material terms of the series. All of the preference shares offered will be fully paid and non-assessable.

Existing Preference Shares

7% Cumulative Redeemable Preference Shares

On January 30, 2015, we issued in a private placement 666,665 7% cumulative redeemable preference shares, which we refer to below as the preference shares, at a price of $22.50 per share, for an aggregate subscription price of approximately $15 million. The material terms and provisions of the preference shares, as set forth in the Statement of Rights in relation to Preference Shares in the capital of the Company, or the Statement of Rights, are summarized below. The following description is subject to, and qualified in its entirety by, the Statement of Rights, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 30, 2015 and incorporated by reference into this prospectus. You should review a copy of the Statement of Rights for a complete description of the terms and conditions applicable to the preference shares.

Each preference share has a right to a cumulative preferential dividend of 7% per annum of the subscription price paid for that preference share on and from the date of issue of such preference share to (but excluding) the date of redemption of such preference share, or the Preferential Dividend. The Preferential Dividend accrues quarterly and is payable in connection with the redemption of the preference shares. We have the right (but are under no obligation) to make payments from time to time of some or all of the then accrued but unpaid Preferential Dividend balance, and will not declare or pay dividends or make any other distributions of income or profits to the holders of our ordinary shares for so long as any accrued Preferential Dividend remains accrued but unpaid.

The holders of the preference shares have the right to require us to redeem the preference shares after four years, or the Holder Redemption Trigger Date, subject to our right to extend the Holder Redemption Trigger Date in one year increments up to a maximum of ten (10) years from the issue date. We have the right to redeem all or some of the preference shares at any time. The preference shares are subject to automatic redemption upon a Change of Control of our company as defined in the Statement of Rights. On the redemption of the preference shares, we will first pay the amount of the accrued Preferential Dividend and then the redemption price per preference share, which is equal to the subscription price paid therefor.

On a winding-up or liquidation of our company, the preference shares will rank pari passu with our ordinary shares with respect to the repayment of amounts paid up thereon. Immediately prior to a winding-up or liquidation of our company, all accrued and unpaid Preferential Dividends in respect of the preference shares will be capitalized into new preference shares on the basis of one (1) new preference share for each whole $22.50 of Preferential Dividend accrued.

The holders of the preference shares are subject to certain transfer restrictions and also have certain other rights described in the Statement of Rights.

Memorandum and Articles of Association

Public limited companies formed under the laws of Jersey, Channel Islands are governed in general by two organizational documents, a Memorandum of Association and Articles of Association. The Memorandum of Association sets forth the basic constitutional details of the company and its authorized share capital. The Articles of Association set forth other general corporate matters, including the rights of shareholders and provisions concerning shareholder and director meetings and directors’ terms and fees. The full text of both our Memorandum of Association and Articles of Association are exhibits to this registration statement and are also available at our website, www.quotientbd.com. Information contained on our website or that is accessible through it is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, and you should not rely on any such information in making the decision whether to purchase the ordinary shares.

Quotient Memorandum of Association

Under the Jersey Companies Law, the capacity of a Jersey company is not limited by anything contained in its Memorandum or Articles of Association. Accordingly, we are able to operate in any markets and to provide any services which are legally permissible and that the directors deem appropriate. Our Memorandum of Association permits us to issue an unlimited number of shares and warrants.

Quotient Articles of Association

Voting rights

Each shareholder (other than holders of the preference shares) is entitled to one vote on a show of hands and to one vote per share held by such shareholder on a poll. There is no cumulative voting of shares.

Shareholders are ineligible to vote (unless our board determines otherwise) if any call or other sum presently payable by the shareholder to us in connection with such shares remains unpaid.

No holder of a preference share is entitled to vote (either in person or by proxy and whether by ballot or on a show of hands) at any general meeting of the Company or be counted in determining the total number of votes which may be cast at any such meeting, or required for the purposes of an ordinary resolution or special resolution of any members or any class of members, or for the purposes of any other consent required under our Articles of Association, except that the holders of the preference shares are entitled to receive notice of, attend and vote at any meeting of the holders of the preference shares as a class, where each holder of a preference share is entitled to vote one vote per share on a poll.

Transfer of Shares

Shareholders may transfer certificated shares through a customary share transfer form and the presentation of the applicable physical share certificate. Any of our shares purchased on NASDAQ represent only beneficial interests in the underlying aggregate certificated share position held by DTC. Transfers in “street name” through the DTC system are legally considered a transfer of the beneficial interest and are to be conducted in accordance with NASDAQ and DTC procedures.

Beneficial holders in “street name” may request at any time that actual ordinary shares in certificated form be registered in their name, which would therefore accord them full rights as legal shareholders under Jersey law. A beneficial holder’s broker may obtain on such holder’s behalf shares in certificated form through Continental Stock Transfer & Trust Company, our transfer agent. However, the conversion from a beneficial interest in securities legally owned by Cede & Co., the nominee used by DTC, as holder of legal title to the securities to actual securities, and vice versa, may require both time and the payment of processing fees to our transfer agent in addition to fees that may be levied by a beneficial holder’s brokerage firm.

Our Board of Directors in its discretion may suspend the registration of transfers of shares for periods not exceeding thirty (30) days in any year. Our Board of Directors may also decline to register transfers of shares:

•	that are not fully paid; and

•	upon which we have a lien.

If our Board of Directors declines to register a transfer of shares, we must notify the transferee within two (2) months thereafter.

Dividends and Other Distributions

In order to be able to declare any dividends, our directors must issue a statutory solvency statement to the effect that, immediately following the date on which the dividends are proposed to be paid, the company will be able to discharge its liabilities as they fall due and, having regard to the prospects of the company and to the intentions of the directors with respect to the management of the company’s business and the amount and character of the financial resources that will in the view of the directors be available to the company, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the twelve (12) months immediately following the date on which the dividend is proposed to be paid (or until the company is dissolved on a solvent basis, if earlier).

Dividends (other than a Preferential Dividend) must be apportioned and paid pro rata according to the amounts paid on shares, unless otherwise specified in the rights attached to a specific class or classes of shares. Dividends (other than a Preferential Dividend) do not accrue interest and may, if unclaimed, be invested by our Board of Directors on our behalf until claimed. Any dividend unclaimed after a period of twelve (12) years from the date of declaration of such dividend or the date on which such dividend became due for payment is forfeited and becomes our property.

Our Articles of Association provide that our Board of Directors may offer our shareholders the right to receive in lieu of any cash dividend (or part thereof) that we declare on our ordinary shares, such number of our ordinary shares that are (or nearly as possible) equivalent in value to the cash dividend, based on the market price of such shares determined in accordance with our Articles of Association.

The terms of our preference shares provide that, other than the Preferential Dividend, no holder of preference shares has any right to participate in any distribution made by the Company, whether of income, profits or otherwise.

Winding Up

If we are wound up (whether the liquidation is voluntary, under supervision, or by the courts of Jersey) the liquidator (or the board, where no liquidator is appointed) may, with the authority of a special resolution of our shareholders, divide among our shareholders part or all of our assets, or transfer any part of our assets to a trustee for the benefit of our shareholders.

Changes in Capital and Allotment of Securities

We may, by special resolution of our shareholders, alter our Memorandum of Association to increase or reduce the number of shares that we are authorized to issue, to consolidate all or any of our shares (whether issued or not) into fewer shares or to divide all or any of our shares (whether issued or not) into more shares, in each case in compliance with the Jersey Companies Law.

Subject to the provisions of the Jersey Companies Law, our board has the discretion to issue authorized but unissued shares.

Variation of Class Rights

The rights attaching to any class of shares may only be altered by written consent of holders of not less than two-thirds (2/3) in number of the issued shares of that class, or by special resolution of the relevant class passed at a class shareholder meeting by the holders of not less than two-thirds (2/3) in number of the issued shares of that class being voted in person or by proxy at such meeting.

Change in Control

There are no provisions in our Articles of Association which would have an effect of delaying, deferring or preventing a change in our control.

General Meetings

An annual general meeting and any other shareholders’ meeting (whether convened for the passing of an ordinary or a special resolution of our shareholders) shall be called by at least fourteen (14) clear days’ notice given to our shareholders, directors and our auditors.

Borrowing Powers

Our Board of Directors has the full authority to authorize our entry into agreements to borrow money, to grant security over our assets and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of us or of any third party.

Directors

We may, by resolution of our shareholders, vary the minimum or maximum number of directors (subject to a minimum of two (2) directors). Currently the minimum number of directors is two (2) and there is no maximum number of directors. We currently have eight (8) members on our Board of Directors.

Shareholders are only able to appoint a person as a director at a shareholder meeting if (i) the relevant person has been recommended by our board or is a serving director who is retiring at that shareholder meeting; or (ii) if a shareholder (other than the person proposed as a director) who is entitled to attend and vote at that shareholder meeting has submitted written notice to us of their intention to nominate the relevant person during the period from (and including) the date that is one hundred twenty (120) days before, to and including the date that is ninety (90) days before, the first anniversary of the last annual general meeting of the Company meeting, along with a notice from the relevant person confirming their willingness to be appointed.

Directors are required to disclose any conflicts of interest with respect to any contract or proposed contract or any other arrangement or proposed arrangement with us.

Other Jersey, Channel Islands Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buy back or redemption have made a statutory solvency statement that, immediately following the date on which the buy back or redemption is proposed, the company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the twelve (12) months immediately following the date on which the buy back or redemption is proposed (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders. The resolution authorizing the purchase must specify:

•	the maximum number of shares to be purchased;

•	the maximum and minimum prices which may be paid; and

•	a date, not being later than eighteen (18) months after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Jersey Companies Law provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire ninety percent (90%) or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above, we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing seventy-five percent (75%) or more in value of the creditors or seventy-five percent (75%) or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

No Pre-Emptive Rights

The Jersey Companies Law does not confer any pre-emptive rights to purchase our shares or warrants on our security holders.

Rights of Minority Shareholders

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Jersey Companies Law. There may also be common law personal actions available to our shareholders.

Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Share Registrar (Transfer Agent)

The share registrar and transfer agent for our ordinary shares in the United States is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004. Continental Stock Transfer & Trust Company and its affiliates in Jersey, Channel Islands are collectively responsible for managing both our legal share register in Jersey, Channel Islands and our interaction, including moving our shares into and out of, the DTC system. Our legal share register is kept at Elizabeth House, 9 Castle Street, St Helier, Jersey JE2 3RT.

Listing

Our ordinary shares are quoted on the Nasdaq Global Market under the trading symbol “QTNT.”

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth certain terms and provisions of our debt securities that we may offer from time to time in one or more distinct series. This section summarizes certain terms of any debt securities that we anticipate will be common to all series. Please note that the terms of any series of debt securities that we may offer may differ significantly from the common terms described in this prospectus. Most of the specific terms of any series of debt securities that we offer, and any differences from the common terms described in this prospectus, will be described in the prospectus supplement for such securities to be attached to the front of this prospectus.

An indenture will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf. We will enter into an indenture with an institution having corporate trust powers, which will act as trustee, relating to any debt securities that are offered by this prospectus. The indenture will be subject to the Trust Indenture Act of 1939, as amended. The trustee under an indenture has the following two main roles:

•	the trustee can enforce your rights against us if we default; there are some limitations on the extent to which the trustee acts on your behalf, which are described later in this prospectus; and

•	the trustee will perform certain administrative duties for us, which include sending you interest payments and notices.

As this section is a summary of some of the terms of the debt securities we may offer under this prospectus, it does not describe every aspect of the debt securities. In particular, the form of indenture we have filed as an exhibit to the registration statement of which this prospectus forms a part is a base indenture which contemplates that the specific terms of any debt securities may be set forth in one or more resolutions of our board of directors or supplemental indentures to the indenture. We urge you to read the indenture and the other documents (including any supplemental indentures) we file with the SEC relating to the debt securities because the indenture for those securities and those other documents, and not this description, will define your rights as a holder of our debt securities. We have filed the form of indenture as an exhibit to the registration statement that we have filed with the SEC, and we will file any such other documents (including any supplemental indentures) as exhibits to an annual, quarterly or other report that we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” for information on how to obtain copies of the indenture and any such other documents. References to the “indenture” mean the indenture that will define your rights as a holder of debt securities, a form of which we have filed as an exhibit to the registration statement. The actual indenture we enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.

General

The indenture does not limit the aggregate principal amount of our debt securities that we may issue. We may issue our debt securities under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or our debt securities other than secured indebtedness, which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Our subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•	the interest rates, if any, which rate may be zero if our debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•	whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of our debt securities and, if so, whether and on what terms we will have the option to redeem our debt securities in lieu of paying these additional amounts; whether and on what terms we will have the option to redeem our debt securities in lieu of paying additional amounts in respect of applicable taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to any of our debt securities will be payable, where any of our debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of our debt securities may be surrendered for conversion or exchange;

•	whether any of our debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•	whether we will be obligated to redeem or purchase any of our debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which our debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of our debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any of our debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any of our debt securities to be issued in bearer form will be issuable;

•	whether our debt securities will be convertible into ordinary shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which our debt securities will be convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of our debt securities that will be payable upon declaration of acceleration of the maturity of our debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on our debt securities will be paid;

•	whether the principal of, any premium or interest on or any additional amounts on our debt securities will be payable, at our or your election, in a currency other than that in which our debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on our debt securities;

•	whether our debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether our debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•	in the case of our subordinated debt securities, the relative degree, if any, to which our subordinated debt securities will be senior to or be subordinated to other series of our subordinated debt securities or our other indebtedness in right of payment, whether the other series of our subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to our covenants;

•	any deletions from, modifications of or additions to our events of default;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to our debt securities;

•	whether any of our debt securities are to be issued upon the exercise of warrants and the time, manner and place for our debt securities to be authenticated and delivered; and

•	any other terms, conditions, rights and preferences of our debt securities and any other deletions from or modifications or additions to the indenture, which may not be consistent with the terms set forth in this prospectus.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on our debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on our debt securities issued in registered form:

•	may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•	will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

We will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of or any premium or interest on our debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present our debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to:

•	issue, register the transfer of, or exchange our debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue our debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If our debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.

Our debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Our debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on any of our debt securities is payable in, or if any of our debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, the indenture will not limit our ability to incur indebtedness or protect holders of our debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.

There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

Conversion and Exchange

The terms, if any, on which our debt securities are convertible into or exchangeable for, either mandatorily or at our or your option, property or cash, ordinary shares, preference shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

Our debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of our debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Covenants Applicable to Debt Securities

The prospectus supplement related to an issuance of debt securities by us will set forth covenants that impose limitations and restrictions on us and our subsidiaries.

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may not:

•	consolidate or amalgamate with or merge into any person or convey, sell, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person; or

•	permit any person to consolidate or amalgamate with or merge into us, or convey, sell, transfer or lease its properties and assets as an entirety or substantially as an entirety to us;

unless:

•	the surviving entity (if other than us) expressly assumes the payment of all amounts on all of our debt securities and the performance of our obligations under the indenture and our debt securities;

•	the surviving entity (if other than us) provides for conversion or exchange rights in accordance with the provisions of our debt securities of any series that are convertible or exchangeable into ordinary shares or other securities;

•	immediately after giving effect to the transaction no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	we deliver an officers’ certificate and legal opinion to the trustee with respect to the transaction.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, each of the following events will constitute an event of default under the indenture for any series of debt securities issued hereunder:

•	default in the payment of any interest on any debt security of such series when the interest becomes due and payable, and continuance of this default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of such series when the principal or premium becomes due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in respect of the debt securities of such series, and the continuance of this default for a period of 60 days after we have received written notice from the trustee or the holders;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default, which will be described in the applicable prospectus supplement.

If an event of default with respect to our debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in our debt securities, of all outstanding debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in our debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of our debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or any sinking fund or purchase fund installment with respect to any debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.

If an event of default occurs and is continuing with respect to our debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of our debt securities by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of our outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Modification and Waiver

We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•	change the stated maturity of the principal of or any premium or installment of interest on any debt security;

•	reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•	change the place of payment or the coin or currency in which the principal of or any premium or interest on with respect to any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	reduce the percentage in principal amount of our outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of our debt securities, except to increase any percentage of consents required;

•	make any change that adversely affects the right to convert or exchange any debt security into or for our ordinary shares or other securities, whether or not issued by us, cash or property in accordance with its terms;

•	modify any of the provisions of any supplemental indenture relating to the subordination of our subordinated debt securities in a manner adverse to holders of our subordinated debt securities; or

•	modify any of the above provisions of the indenture dealing with modification and waiver in any other respect, except to increase any percentage of consents required to amend the indenture or for any waiver or to add to the provisions that cannot be modified without the approval of each affected holder.

We and the trustee may modify or amend the indenture and our debt securities of any series without the consent of any holder in order to, among other things:

•	provide for a successor to our company pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

•	provide for a successor trustee with respect to our debt securities of all or any series;

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of our debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of our debt securities;

•	add any additional events of default with respect to all or any series of our debt securities;

•	add guarantees of any series of our debt securities or secure any series of our debt securities;

•	provide for conversion or exchange rights of the holders of any series of our debt securities;

•	make any other change that does not materially adversely affect the interests of the holders of any of our debt securities then outstanding; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the U.S. Trust Indenture Act of 1939.

The holders of not less than a majority in principal amount of our outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences with respect to the debt securities of that series, except a default:

•	in the payment of principal of or any premium or interest on the debt securities of that series; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of any series affected.

Under the indenture, we must annually furnish the trustee with a statement regarding our performance of specified obligations and any default in our performance under the indenture. We are also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform any covenant contained in the indenture or our debt securities.

Defeasance and Covenant Defeasance

We may discharge all our obligations on our debt securities, which we refer to as defeasance, or elect to be discharged from complying with certain covenants in the indenture, except for certain ministerial obligations, like registering transfers or exchanges of our debt securities, which we refer to as covenant defeasance.

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on our debt securities on the scheduled due dates.

We may only do this if, among other things:

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to our debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, there shall not have occurred a bankruptcy, insolvency or reorganization at any time during the period ending on the 91st day after that date; and

•	we have delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

New York Law to Govern

The indenture and our debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

We will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture and the debt securities and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Information Concerning the Trustee

We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF THE RIGHTS TO PURCHASE ORDINARY SHARES OR PREFERENCE SHARES

The following summary sets forth certain terms and provisions of the rights we may issue to our shareholders to purchase from us our ordinary shares or our preference shares. The rights will be issued pursuant to a separate rights agreement to be entered into between us and a bank or trust company, as rights agent at the time of issuance.

General

The rights may be issued under the rights agreement independently or together with any other securities offered by a prospectus supplement. If rights are offered, the applicable prospectus supplement will describe the specific terms and provisions of the rights, which may differ from the terms described in this prospectus. To the extent that any particular terms of the rights described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the exercise price;

•	the date of determining the shareholders entitled to the rights distribution;

•	the rights agent;

•	the aggregate number of ordinary shares or preference shares purchasable upon exercise of the rights;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	any applicable federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the number of ordinary shares or preference shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or preference shares, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY SHARES OR PREFERENCE SHARES

The following summary sets forth certain terms and provisions of the ordinary share warrants and preference share warrants. The warrants will be issued pursuant to a share warrant agreement between us and a share warrant agent to be selected at the time of issue.

General

The share warrants may be issued under the share warrant agreement independently or together with any other securities offered by a prospectus supplement. If share warrants are offered, the applicable prospectus supplement will describe the designation and the specific terms of the share warrants, which may differ from the terms described in this prospectus. To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the offering price, if any;

•	the designation and terms of the ordinary shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of ordinary shares or preference shares purchasable upon exercise of one share warrant and the initial price at which shares may be purchased upon exercise of the share warrant;

•	the date on which the right to exercise the share warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the share warrants.

The ordinary shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Share Warrants

You may exercise your share warrants by surrendering to the share warrant agent your share warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as the FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the share warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the share warrants to be exercised in lawful money of the United States along with your share warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the share warrant certificate, form of election and aggregate payment, if applicable, by the share warrant agent, the share warrant agent will requisition from the transfer agent for the ordinary shares or the preference shares, as the case may be, a certificate representing the number of ordinary shares or preference shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the share warrants evidenced by any share warrant certificate, the share warrant agent shall deliver to you a new share warrant certificate representing your unexercised share warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number of ordinary shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of ordinary shares or preference shares; and

•	a combination, subdivision or reclassification of ordinary shares or preference shares.

In lieu of adjusting the number of ordinary shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a share warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preference shares into which your share warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a share warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our company.

Existing Warrants

Warrants Sold in Initial Public Offering

The material terms and provisions of the warrants sold in our initial public offering are summarized below. For purposes of this description, we refer to these warrants as our IPO warrants. The following description is subject to, and qualified in its entirety by, the form of ordinary share purchase warrant, which is filed as an exhibit to our registration statement on Form S-1 filed with the SEC on April 23, 2014, and incorporated by reference into the registration statement of which this prospectus is a part. You should review a copy of the form of ordinary share purchase warrant for a complete description of the terms and conditions applicable to the IPO warrants.

Term

The IPO warrants are exercisable during the period beginning on July 24, 2014 and ending at 5:30 P.M. on October 25, 2015. The term can also be extended by us at our sole discretion.

Anti-Dilution Protection

The IPO warrants contain full ratchet anti-dilution protection upon the issuance of any ordinary shares, securities convertible into ordinary shares or certain other issuances at a price below the then-existing exercise price of the IPO warrants, with certain exceptions. The terms of the IPO warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Exercise Price

The exercise price of the IPO warrants is $8.80 per whole ordinary share. The exercise price is subject to adjustment in the event of certain share dividends and distributions, share splits, share combinations, share issuances, reclassifications or similar events affecting our ordinary shares, as well as the anti-dilution protection described above. The exercise price can also be lowered by us at our sole discretion.

Exercisability

Holders may exercise the IPO warrants beginning on July 24, 2014 and at any time during the applicable term of the IPO warrants. The IPO warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in cash for the number of our ordinary shares purchased upon such exercise.

Buy-In

In addition to any other rights available to the warrant holder, if we fail to deliver ordinary shares underlying IPO warrants in accordance with their terms of exercise, and if the warrant holder is required to purchase, or the warrant holder’s brokerage firm otherwise purchases, ordinary shares to deliver in satisfaction of a sale by the warrant holder of ordinary shares which the warrant holder anticipated receiving upon such exercise, then we shall, at the holder’s request and discretion, either (i) pay cash to the warrant holder in an amount equal to the warrant holder’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased (the “Buy-In Price”), or (ii) promptly deliver ordinary shares and pay cash to the warrant holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ordinary shares, times (B) the VWAP on the date of exercise, as defined in the ordinary share purchase warrant.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the IPO warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the IPO warrant or round up to the next whole share.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the IPO warrants, the IPO warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Authorized Shares

During the period the IPO warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the IPO warrants upon the exercise of the IPO warrants.

Exchange Listing

The IPO warrants are listed for trading on NASDAQ under the symbol “QTNTW.”

Fundamental Transactions

In the event of any fundamental transaction, as described in the IPO warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of an IPO warrant the holder shall have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of share capital or common stock of the successor or acquiring corporation or of Quotient, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the IPO warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction other than one in which a successor entity that is a publicly traded corporation whose share capital or stock is quoted or listed for trading on an eligible market assumes the IPO warrants such that the IPO warrants shall be exercisable for the publicly traded shares or common stock of such successor entity, we or our successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the fundamental transaction, purchase the IPO warrant from the holder by paying an amount of cash equal to the value of the remaining unexercised portion of the IPO warrant on the date of the consummation of such fundamental transaction, as determined by the Black Scholes option pricing model.

Right as a Shareholder

Except as otherwise provided in the IPO warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the IPO warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their IPO warrants.

Waivers and Amendments

Any term of the IPO warrants issued in our initial public offering may be amended or waived with our written consent and the written consent of holders representing sixty-six and two-thirds percent (66 2/3%) of the ordinary shares issuable upon exercise of the IPO warrants then outstanding. The foregoing notwithstanding, we may extend the termination date and reduce the exercise price without the consent of the holders.

Enforceability of Rights by Holders of IPO Warrants

Continental Stock Transfer & Trust Co., or the warrant agent, will act solely as our agent under the warrant agent agreement described below and will not assume any obligation or relationship of agency or trust with any holder of any warrant. The warrant agent will have no duty or responsibility in case of any default by us under the IPO warrants, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of an IPO warrant may, without the consent of the warrant agent or the holder of any other IPO warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its IPO warrants.

Registration of Ordinary Shares

No IPO warrants will be exercisable unless at the time of exercise a registration statement under the Securities Act with respect to the ordinary shares issuable upon exercise of the IPO warrants is effective, a prospectus relating to ordinary shares issuable upon exercise of the IPO warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state or other jurisdiction of residence of the holder of the IPO warrants. Under the terms of the IPO warrants, we have agreed to meet these conditions by using our best efforts to maintain an effective registration statement and ensure a current prospectus relating to the ordinary shares issuable upon exercise of the IPO warrants until the termination date of the IPO warrants, and to use our best efforts to register such ordinary shares under the securities laws of the state or other jurisdiction of residence of the holders in the event an exemption is not available. However, we cannot assure you that we will be able to do so, and if we do not maintain an effective registration statement or current prospectus related to the ordinary shares issuable upon exercise of the IPO warrants, we may not be able to settle any such warrant exercise. In no event will we be required to net cash settle or cash settle any warrant exercise, subject to the buy-in rights described above. If we are unable to comply with our obligation to maintain an effective registration statement or current prospectus related to the ordinary shares issuable upon exercise of the IPO warrants, the IPO warrants may have no value, the market for the IPO warrants may be limited and the IPO warrants may expire worthless.

Warrant Agent Agreement

On May 23, 2014, we entered into a warrant agreement with Continental Stock Transfer & Trust Co. to act as agent for the IPO warrants. A holder of IPO warrants may exercise them by delivering to the warrant agent at its corporate trust department located at 17 Battery Place, 8th Floor, New York, New York 10004 a duly executed notice of exercise form, paying to the warrant agent the applicable aggregate exercise price by wire transfer or cashier’s check drawn on a U.S. bank and, to the extent required, surrendering to the warrant agent such IPO warrants for cancellation within the applicable time periods provided for in the IPO warrants.

Pre-Funded Warrants Sold in the November Private Placement

On November 26, 2014, we issued 2,000,000 newly issued ordinary shares at a price of $9.50 per share and 850,000 newly issued pre-funded warrants at a price of $9.49 per warrant in a private placement. The material terms and provisions of the pre-funded warrants sold in this private placement are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 26, 2014, which is incorporated by reference into this prospectus. You should review a copy of the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Term

The pre-funded warrants are exercisable at the option of the holder on any business day not later than 5:00 P.M., New York time, on or after December 1, 2014 and on or before December 1, 2017.

Exercise Price

The pre-funded warrants provide for an exercise price of $0.01 per share.

Exercise Limitations

A pre-funded warrant holder will not have the right to exercise any portion of the pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of nine point ninety-nine percent (9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least sixty-one (61) days’ prior notice from the holder to us.

Anti-Dilution Protection

The exercise price of the pre-funded warrants, and in some cases the number of shares issuable upon exercise of the pre-funded warrants, will be subject to adjustment in the event of share splits, share dividends, combinations, rights offerings and similar events affecting our ordinary shares.

Exercisability

The pre-funded warrant holders must deliver an executed exercise notice, surrender the pre-funded warrants if required, and surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the pre-funded warrants.

Buy-in

In addition to any other rights available to the holder, if we fail to cause our transfer agent to transmit to the holder warrant shares in accordance with the terms of the pre-funded warrants, and if the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, ordinary shares to deliver in satisfaction of a sale by the holder of the warrant shares which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that we were required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the pre-funded warrants and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of ordinary shares that would have been issued had we timely complied with our exercise and delivery obligations hereunder.

No Fractional Shares

No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Transferability

The pre-funded warrants may be transferred only pursuant to a registration statement filed under the Securities Act, or an exemption from such registration. Subject to such restrictions and subject to compliance with the applicable laws of Jersey, Channel Islands, we shall transfer the pre-funded warrants from time to time upon the books to be maintained by us for that purpose, upon surrender for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as we may reasonably require to establish that such transfer is being made in accordance with the terms of the pre-funded warrants, and a new pre-funded warrant shall be issued to the transferee and we shall cancel the surrendered pre-funded warrant.

Exchange Listing

We do not intend to list the pre-funded warrants on any securities exchange or automated quotation system.

Fundamental Transactions

In the event (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation and we are not the surviving corporation, or if (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, or (iii) any, direct or indirect, purchase offer, tender offer or exchange offer whether by us or another entity is completed pursuant to which holders of ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and such has been accepted by the holders of fifty percent (50%) or more of the outstanding ordinary shares, or (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the ordinary shares or any compulsory share exchange pursuant to which the ordinary shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group of persons acquires more than fifty percent (50%) of the outstanding ordinary shares (not including any ordinary shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), then following such event, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the pre-funded warrants.

Amendment

The pre-funded warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the holder.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth certain terms and provisions of the debt warrants. The debt warrants will be issued pursuant to a debt warrant agreement between us and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and the specific terms of the debt warrants, which may differ from the terms described in this prospectus. To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of our debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of our debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of our debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of our debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, our debt securities or to enforce any of the covenants of our debt securities or the indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over- allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

In compliance with FINRA guidelines, the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to this prospectus will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of any applicable prospectus supplement or other offering material. It is anticipated that the maximum compensation to be received in connection with the sale of the securities will be significantly less than 8% of the total offering price to the public as set forth on the cover page of any applicable prospectus supplement or other offering material.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto or any other offering material, in the registration statement of which this prospectus forms a part or in any of the documents incorporated by reference herein or therein, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

We may authorize underwriters or other persons acting as our agent to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The offered securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such securities as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NASDAQ or other stock exchange, quotation system or over-the-counter market rules; (iii) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and (iv) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each series of offered securities will be a new issue and, other than the ordinary shares, which are listed on the NASDAQ Global Market, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our ordinary shares, we may offer from time to time our ordinary shares by means of a separate prospectus supplement and accompanying prospectus. Our ordinary shares may be offered to the public in an offering by underwriters, dealers or agents. In addition, we may agree to loan ordinary shares to affiliates of such underwriters, dealers or agents, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares to facilitate transactions by which investors in the notes may hedge their investments in such notes. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our ordinary shares, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of such debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our ordinary shares, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our ordinary shares concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our ordinary shares in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our ordinary shares or such debt securities will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could impact the price of our ordinary shares and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that you would receive upon conversion of such debt securities and, under certain circumstances, your ability to convert such debt securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or our affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the ordinary shares and preference shares in respect of which this prospectus is being delivered will be passed upon for us by Carey Olsen, our Jersey, Channel Islands counsel, and the validity of the debt securities, warrants and rights in respect of which this prospectus is being delivered will be passed upon for us by Clifford Chance US LLP, our U.S. counsel.

EXPERTS

The financial statements appearing in the Annual Report on Form 10-K for the year ended March 31, 2015 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available for inspection and copying at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus is a part, are also available to you on the SEC’s website at www.sec.gov. We also maintain a website on the Internet with the address of www.quotientbd.com where you can find additional information. All internet addresses provided in this prospectus or any prospectus supplement are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus or any prospectus supplement the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus, any prospectus supplement or other offering materials.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended March 31, 2015 filed with the SEC on June 1, 2015;

•	Amendment No. 2 to Form 8-A/A filed with the SEC on May 28, 2014; and

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 28, 2015.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and documents we may file with the SEC after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to the Company Secretary at Quotient Limited, 9 Castle Street, St Helier, JE2 3RT, Jersey, Channel Islands.

4,444,445 Shares

Ordinary shares

Prospectus supplement

J.P. Morgan

February 4, 2016